Granite Point Mortgage Trust Inc. Reports
Fourth Quarter and Full Year 2022 Financial Results
and Post Quarter-End Update

NEW YORK, February 23, 2023 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the fourth quarter and full year ended December 31, 2022, and provided an update on its activities subsequent to quarter-end. A presentation containing fourth quarter and full year 2022 financial results can be viewed at www.gpmtreit.com.

Jack Taylor, Chief Executive Officer of GPMT, said, “Despite the challenging macro environment, our core business has delivered solid operating performance for 2022, supported by our diversified and resilient portfolio of senior mortgage loans secured by institutional quality real estate. During 2022 we proactively managed our balance sheet by diversifying our financing sources, building liquidity and reducing leverage. We will continue to manage our business in a conservative manner to protect our balance sheet and maintain leverage below our targets, while emphasizing liquidity during the volatile markets.”

Fourth Quarter 2022 Activity
•GAAP net (loss)(1) of $(9.9) million, or $(0.19) per basic share, inclusive of a $(16.5) million, or $(0.32) per basic share, provision for credit losses.
•Distributable (Loss)(2) of $(8.2) million, or $(0.16) per basic share, inclusive of $(17.2) million, or $(0.33) per basic share of realized losses. Pre-loss Distributable Earnings(2) of $9.0 million, or $0.17 per basic share.
•Book value of $14.86 per common share, inclusive of $(1.65) per common share CECL reserve.
•Declared and paid a cash dividend of $0.20 per common share; Series A preferred cash dividend of $0.4375 per share.
•Funded $108.5 million in total loan UPB consisting of $31.2 million in prior commitments and a $77.3 million loan related to a non-accrual resolution.
•Realized $362.4 million of total UPB in loan repayments, principal paydowns, amortization and one loan sale, which consisted of approximately 47% office loans.
•Portfolio of $3.6 billion in total commitments comprised of over 99% senior loans with a weighted average stabilized LTV of 62.9%(3) and a weighted average yield of 8.4%(4); over 98% floating rate.
•Weighted average risk rating of 2.5 at December 31, 2022.
•CECL reserve of approx. $86.6 million, or 2.41% of total portfolio commitments.
•In December 2022 closed on a new $100 million secured credit facility providing loan-level financing on a non-mark-to-market basis for performing and non-performing loans. The facility matures in December 2025.
•Increased the maximum borrowing capacity of the Centennial Bank financing facility by $50 million to $150 million.
•Redeemed for cash the $144 million of Convertible Notes that matured on December 1,2022.
•Ended Q4 with $133.1 million in cash on hand, $5.7 million of restricted cash in CLOs available for reinvestment or repayment of CLO liabilities and a total debt-to-equity ratio of 2.3x.

Full Year 2022 Activity
•GAAP net (loss)(1) of $(55.3) million, or $(1.04) per basic share, inclusive of a $(69.3) million, or $(1.32) per basic share, provision for credit losses.
•Distributable Earnings(2) of $14.7 million, or $0.28 per basic share, inclusive of a $(27.3) million, or $(0.48) per basic share, of realized losses. Pre-loss Distributable Earnings(2) of $42.0 million, or $0.79 per basic share.
•Closed on 11 new loans with total commitments of $466.8 million and funded $567.0 million in total UPB, including prior commitments.
•Realized $1.0 billion of loan repayments, principal paydowns, amortization and two loan sales, which consisted of approx. 44% office, 24% multifamily, 16% retail and 13% hotel.
•Issued approximately 3.6 million shares of Series A Preferred Stock, generating net proceeds of $87.5 million and further expanding our permanent capital base.
•Successfully refinanced two legacy funding vehicles, retiring inefficient and higher-cost liabilities and releasing approx. $180 million of capital at a favorable cost of funds.
•Repaid the remaining $150 million of borrowings under the senior secured term loan facilities.

Post Quarter-End Update
•So far in Q1 2023, funded $11.9 million on existing loan commitments.
•Received $6.5 million in amortization and paydowns.
•As of February 23rd, carried over $110 million in unrestricted cash.

(1)Represents Net Income Attributable to Common Stockholders.
(2)Please see page 5 for Distributable Earnings definition and a reconciliation of GAAP to non-GAAP financial information.
(3)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(4)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on February 24, 2023, at 11:00 a.m. ET to discuss fourth quarter and full year 2022 financial results and related information. To participate in the teleconference, please call toll-free (877) 407-8031, (or (201) 689-8031 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning February 24, 2023, at 12:00 p.m. ET through March 10, 2023, at 12:00 a.m. ET. The playback can be accessed by calling (877) 660-6853 (or (201) 612-7415 for international callers) and providing the Access Code 13735566. The call will also be archived on the Company’s website in the Investor Relations section under the Events & Presentations link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular those related to the COVID-19 pandemic. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Form 10-Q and Form 8-K filings made with the SEC, under the caption “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings and Distributable Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.
Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2022	December 31, 2021
ASSETS	(unaudited)
Loans held-for-investment	$3,350,150	$3,782,205
Allowance for credit losses	(82,335)	(40,897)
Loans held-for-investment, net	3,267,815	3,741,308
Cash and cash equivalents	133,132	191,931
Restricted cash	7,033	12,362
Accrued interest receivable	13,413	10,716
Other assets	32,708	32,201
Total Assets	$3,454,101	$3,988,518
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$1,015,566	$677,285
Securitized debt obligations	1,138,749	1,677,619
Asset-specific financings	44,913	43,622
Secured credit facility	100,000	—
Term financing facility	—	127,145
Convertible senior notes	130,918	272,942
Senior secured term loan facilities	—	139,880
Dividends payable	14,318	14,406
Other liabilities	24,967	21,436
Total Liabilities	2,469,431	2,974,335
Commitments and Contingencies
10.00% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized, and 1,000 shares issued and outstanding ($1,000,000 liquidation preference)	1,000	1,000
Stockholders’ Equity
7.00% Series A cumulative redeemable preferred stock, par value $0.01 per share; 8,280,000 shares authorized, and 8,229,500 and 4,596,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	46
Common stock, par value $0.01 per share; 450,000,000 shares authorized, and 52,350,989 and 53,789,465 shares issued and outstanding, respectively	524	538
Additional paid-in capital	1,202,315	1,125,241
Cumulative earnings	130,693	171,518
Cumulative distributions to stockholders	(350,069)	(284,285)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	983,545	1,013,058
Non-controlling interests	125	125
Total Equity	$983,670	$1,013,183
Total Liabilities and Stockholders’ Equity	$3,454,101	$3,988,518

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$60,025	$46,241	$208,500	$197,942
Cash and cash equivalents	1,394	48	2,354	346
Total interest income	61,419	46,289	210,854	198,288
Interest expense:
Repurchase facilities	18,966	5,524	49,452	25,973
Secured credit facility	383	—	383	—
Securitized debt obligations	16,639	9,403	51,631	29,926
Convertible senior notes	3,824	4,549	17,527	18,167
Term financing facility	—	1,377	1,713	7,585
Asset-specific financings	623	282	1,669	2,241
Senior secured term loan facilities	—	5,101	3,754	21,688
Total interest expense	40,435	26,236	126,129	105,580
Net interest income	20,984	20,053	84,725	92,708
Other (loss) income:
(Provision for) benefit from credit losses	(16,508)	4,955	(69,265)	20,027
Loss on extinguishment of debt	—	(8,919)	(18,823)	(8,919)
Realized losses on sales	(1,702)	—	(1,702)	—
Fee income	—	—	954	—
Total other (loss) income	(18,210)	(3,964)	(88,836)	11,108
Expenses:
Compensation and benefits	3,686	5,354	20,225	21,464
Servicing expenses	1,421	1,410	5,718	5,173
Other operating expenses	3,887	1,666	10,754	8,634
Total expenses	8,994	8,430	36,697	35,271
(Loss) income before income taxes	(6,220)	7,659	(40,808)	68,545
(Benefit from) provision for income taxes	6	196	17	192
Net (loss) income	(6,226)	7,463	(40,825)	68,353
Dividends on preferred stock	3,626	718	14,502	793
Net (loss) income attributable to common stockholders	$(9,852)	$6,745	$(55,327)	$67,560
Basic (loss) earnings per weighted average common share	$(0.19)	$0.13	$(1.04)	$1.24
Diluted (loss) earnings per weighted average common share	$(0.19)	$0.12	$(1.04)	$1.23
Weighted average number of shares of common stock outstanding:
Basic	52,350,989	53,789,465	53,011,806	54,593,499
Diluted	52,350,989	54,274,949	53,011,806	54,929,070

Comprehensive (loss) income	$(9,852)	$6,745	$(55,327)	$67,560

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2022
	(unaudited)	(unaudited)
Reconciliation of GAAP net (loss) to Distributable Earnings (loss)(1):

GAAP net (loss)	$(9,852)	$(55,327)
Adjustments for non-distributable earnings:
Provision for (benefit from) credit losses	16,508	69,265
Recovery of amounts previously written off	—	512
Loss on extinguishment of debt	—	18,823
Loss on loan sale	1,702	1,702
Non-cash equity compensation	599	7,025
Distributable Earnings(1) Pre-loss and Write-off	$8,957	$42,000

Loan Write-off	$(15,499)	$(25,606)
Loss on loan sale	(1,702)	(1,702)
Distributable Earnings (loss)(1)	$(8,244)	$14,692

Distributable Earnings(1) Pre-loss and Write-off per basic common share	$0.17	$0.79
Distributable Earnings (loss)(1)	$(0.16)	$0.28
Basic weighted average shares outstanding	52,350,989	53,011,806
(1) Beginning with our Annual Report on Form 10-K for the year ended December 31, 2021, and for all subsequent reporting periods ending on or after December 31, 2021, we have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to serve as a general proxy for our taxable income, though it is not a perfect substitute for it, and, as such, is considered a key indicator of our ability to generate sufficient income to pay our common dividends and in determining the amount of such dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall performance of our business.
We use Distributable Earnings to evaluate our performance, excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan portfolio and operations. For reporting purposes, we define Distributable Earnings as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income for the applicable reporting period (regardless of whether such items are included in other comprehensive income (loss) or in net income for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but non-recoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the quarter and year ended December 31, 2022, we recorded provision for credit losses of $(16.5) million and $(69.3) million, respectively, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. Pursuant to our existing policy for reporting Distributable Earnings referenced above, during the year ended December 31, 2022, we recorded a $0.5 million recovery of amounts previously written off in a prior period on a discounted payoff. Additionally, during the quarter and year ended December 31, 2022, we recorded $(15.5) and $(25.6) million in write-offs, respectively, which we included in Distributable Earnings because we did not collect all amounts due at the time the loans were resolved. During the year ended December 31, 2022, we recorded a $(18.8) million loss on early extinguishment of debt, which has been excluded from Distributable Earnings consistent with certain one-time expenses pursuant to our existing policy for reporting Distributable Earnings as a helpful indicator in assessing the overall run-rate operating performance of our business.

Distributable Earnings does not represent net income (loss) or cash flow from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.